EXHIBIT D

                             JOINT FILING AGREEMENT

      The undersigned agree that this Schedule 13D, dated September 16, 2005, relating to the Common Stock of YP Corp., shall be filed on behalf of the undersigned.


Dated:  September 16, 2005          Grand Slam Capital Master Fund, Ltd.




                                    By:           /s/ Mitchell Sacks
                                         ------------------------------------
                                    Name:  Mitchell Sacks
                                    Title: Director


Dated:  September 16, 2005          Grand Slam Asset Management, LLC




                                    By:           /s/ Erik Volfing
                                         ------------------------------------
                                    Name:  Erik Volfing
                                    Title: Member